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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 3, 1999


                       INTERNATIONAL TOTAL SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)


                 OHIO                                0-23073                            34-1264201
                 ----                                -------                            ----------
    (State or Other Jurisdiction of          (Commission File Number)       (IRS Employer Identification No.)
            Incorporation)


       CROWN CENTRE, 5005 ROCKSIDE ROAD, INDEPENDENCE, OHIO                                44131
       ----------------------------------------------------                                -----
             (Address of Principal Executive Offices)                                    (Zip Code)


       Registrant's telephone number, including area code: (216) 642-4522.


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.


         On October 19, 1999, Robert A. Weitzel ("Weitzel") resigned as the chairman, chief executive officer and director of International Total Services, Inc. ("ITS") and agreed to enter into certain additional documents. On November 3, 1999, Weitzel entered into a retirement and consulting agreement with ITS, which agreement provided for certain payment from ITS to Weitzel and also provided that Weitzel enter into the voting trust agreement (the "Voting Trust Agreement") among ITS, Weitzel, and H. Jeffrey Schwartz, J. Jeffrey Eakin and John P. O'Brien, as voting trustees (the "Trustees"), and a stock restriction agreement between Weitzel and ITS (the "Stock Restriction Agreement"). Pursuant to the Voting Trust Agreement, Weitzel transferred record ownership, and thereby voting control, of 3,324,979 shares of ITS common stock, representing approximately 49.9% of the issued and outstanding shares of ITS Common Stock, held by Weitzel individually and by The Weitzel Family Limited Partnership to the voting trust (the "Voting Trust") created by the Voting Trust Agreement. Pursuant to the Voting Trust Agreement, a voting trust certificate was issued and delivered to Weitzel. The Voting Trust Agreement provides that all shares of the ITS Common Stock beneficially owned by Weitzel are placed in trust until the earlier of September 30, 2001 or a payment default by ITS under certain provisions of the consulting agreement. Pursuant to the Voting Trust Agreement, the Trustees exercise voting power with respect to the shares of the ITS Common Stock held in the Voting Trust, by the action of a majority of the Voting Trustees. In addition, any transfer of the voting trust certificate is only permitted in accordance with the Stock Restriction Agreement. Pursuant to the Stock Restriction Agreement, other than transfers to his spouse, children, or grandchildren, or entities of which those people are the beneficiaries or hold controlling interests, Weitzel is not permitted to transfer shares of the ITS Common Stock, or voting trust certificates, without first offering those shares on identical terms to ITS, and ITS has a specified period of time during which it may exercise its option to purchase those shares.

         ITEM 7(C). EXHIBITS


         10.1 Voting Trust Agreement dated as of November 1, 1999 among International Total Services, Inc., Robert A. Weitzel, and H. Jeffrey Schwartz, J. Jeffrey Eakin and John P. O'Brien as Trustees.

         10.2 Stock Restriction Agreement dated as of November 1, 1999 between Robert A. Weitzel and International Total Services, Inc.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNATIONAL TOTAL SERVICES, INC.



Date: November 17, 1999                     By: /s/ Mark D. Thompson
                                               -----------------------
                                               Mark D. Thompson
                                               President